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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 23, 1996


                         Commission file number 0-26980




                           ARV ASSISTED LIVING, INC.
- -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



             CALIFORNIA                                         33-016098
- ---------------------------------------                    -------------------
   (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


       245 FISCHER AVENUE, D-1
           COSTA MESA, CA                                          92626
- ---------------------------------------                    -------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                          (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AMERICAN RETIREMENT VILLAS PROPERTIES II ("ARVP II")

On July 26, 1996, ARV Assisted Living, Inc. (the "Company") filed a second tender offer (the "Offer") with the Securities and Exchange Commission disclosing its offer to purchase up to 3,715 limited partnership units of American Retirement Villas II, a California limited partnership, at a net cash price per unit of $720.00, less second quarter distributions. At the close of the Offer on August 23, 1996, holders of approximately 2,148 units tendered their shares representing approximately 6.2% of all units. When added to the previously acquired units, the Company owns 17,776 units or approximately 50.8% of the limited partnership units.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are attached. Financial Statements required pursuant to Rule 3-05 of Regulation S-X will be filed within 60 days of this 8-K.


EXHIBIT 99. Press release dated August 27, 1996 discussing the results of the tender offer and acquisition of Gayton Terrace.





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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ARV Assisted Living, Inc.


By:  /s/ Patrick M. Donovan
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         Patrick M. Donovan
         Vice President Finance
         (Duly authorized officer)


Date: September 5, 1996





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